Certificate of Incorporation
                                      of
                            Interface Systems, Inc.


         FIRST:  The name of the Corporation is INTERFACE SYSTEMS, INC.

         SECOND: The principal office or place of business of the Corporation in the State of Delaware is to be located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and post office address of its resident agent in the State of Delaware is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

         THIRD: The nature of the business and the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation shall possess and may exercise all powers and privileges granted by the General Corporation Law of the State of Delaware or by any other law or by this Certificate of Incorporation, together with any powers incident thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes set forth in this Certificate of Incorporation.

         FOURTH: The total number of shares of stock which may be issued is 3,000,000 shares of Common Stock, par value $0.10 per share.

                                 Common Stock

         Holders of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation from time to time and in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to receive pro rata all the remaining assets of the Corporation available for distribution.

         Holders of Common Stock shall have equal voting and other rights share for share, and each holder of Common Stock is entitled to one vote per share.

                                    General

         The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

         A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers or by independent public accountants as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's stock might properly be purchased or redeemed.

         Without action by the stockholders, shares of stock may be issued by the Corporation from time to time for such consideration, not less than the par value thereof in case of shares having a par value, as may be fixed from time to time by the Board of Directors thereof, and any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further call or assessment thereon or for any further payment thereon.

         FIFTH: All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by Certificate of Incorporation.

         Election of directors need not be by ballot.

         Any director may be removed, whether cause shall be assigned for such removal or not, and his place filled at any meeting of the stockholders by the vote of a majority of the outstanding stock of the Corporation entitled to vote. Vacancies in the Board of Directors (except vacancies arising from the removal of directors) andy newly created directorships may be filled by a majority of the directors then in office, though less than a quorum.

         IN FURTHERANCE AND NOT IN LIMITATION OF THE POWERS CONFERRED BY STATUTE, THE BOARD OF DIRECTORS IS EXPRESSLY AUTHORIZED:

         (a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

         (b) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purposes and/or to abolish any such reserve in the manner in which it was created.

         (c) To make, amend, alter, change, add to or repeal bylaws for the Corporation without any action on the part of the stockholders. The bylaws made by the directors may be amended, altered, changed, added to or repealed by the stockholders.

         (d) To authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of the Corporation, including after-acquired property.

         (e) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation or any of them shall be open to the inspection of any stockholders; and not stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or bylaws or as authorized by a resolution of the stockholders or Board of Directors.

         (f) To authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee, and of other committees, and to determine the amount of such compensation and fees.

         SIXTH: Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by the affirmative vote of the holders of a majority of the stock of the Corporation represented at any meeting at which a quorum is present and which is called for that purpose, shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or action.

         SEVENTH: Any property of the Corporation not essential to the conduct of its corporate business may be sold, leased, exchanged or otherwise disposed of by authority of its Board of Directors, and the Corporation may sell, lease or exchange all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation, when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon at least 20 days notice containing notice of the proposed sale, lease or exchange, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding.

         EIGHTH: Upon the written consent or vote of the holders of a majority in aggregate number of shares of stock of the Corporation then outstanding and entitled to vote, every statute of the State of Delaware (a) increasing, diminishing, or in any way affecting the rights, powers, or privileges of stockholders of corporations organized under the general laws of said State, or (b) giving effect to the action taken by any part, less than all, of the stockholders of any such corporation, shall be binding upon the Corporation and every stockholder thereof, to the same extent as if such statute had been in force at the date of the making, filing and recording of this Certificate of Incorporation of the Corporation.

         NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, s the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                           Certificate of Amendment
                                      of
                         Certificate of Incorporation


Interface Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Interface Systems, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:


         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the first paragraph of Article Fourth thereof, so that, as amended, the first paragraph of said Article shall be and read as follows:

         "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Eight Million (8,000,000) shares of Common Stock, par value, $.10 per share."

SECOND: That thereafter, at the 1984 Annual Meeting of the Shareholders of said corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Interface Systems, Inc. has caused this certificate to be signed by Carl L. Bixby, its President, and Thomas E. Armstrong, its Secretary, this 31st day of May, 1984.


                                  BY: /S/ Carl L. Bixby
                                      -----------------------------
                                      Carl L. Bixby, President


                             ATTEST: /S/ Thomas E. Armstrong
                                     ------------------------------
                                     Thomas E. Armstrong, Secretary


                           Certificate of Amendment
                                      of
                         Certificate of Incorporation


INTERFACE SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Interface Systems, Inc. resolution were duly adopted setting forth amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

         RESOLVED, That the Certificate of Incorporation of this corporation by amended by changing Article FIFTH thereof, so that, as amended, the Article shall be and read in its entirety as follows:

         "FIFTH: All corporation powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by Certificate of Incorporation.

         Election of directors need not be by ballot.

         IN FURTHERANCE AND NOT IN LIMITATION OF THE POWERS CONFERRED BY STATUTE, THE BOARD OF DIRECTORS IS EXPRESSLY AUTHORIZED:


         (a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

         (b) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and/or to abolish any such reserve in the manner in which it was created.

         (c) To make, amend, alter, change, add to or repeal bylaws for the Corporation without any action on the part of the stockholders. The bylaws may be amended, altered, changed, added to or repealed by the stockholders only as provided in the bylaws.

         (d) To authorized and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of the Corporation, including after-acquired property.

         (e) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation or any of them shall be open to the inspection of any stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or bylaws or as authorized by a resolution of the stockholders or Board of Directors.

         (f) To authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee, and of other committees, and to determine the amount of such compensation and fees."

         FURTHER RESOLVED, That the Certificate of Incorporation of this corporation be amended by adding Article ELEVENTH so that said Article shall be and read in its entirety as follows:

         "ELEVENTH: Notwithstanding any other provision of this Certificate of Incorporation, any amendment of this Certificate of Incorporation, including, without limitation, the amendment of this Article ELEVENTH, the effect of which would be to alter, amend, supplement or repeal the Bylaws of the Corporation shall not be made except by the same affirmative vote of the shareholders as is required to make, alter, amend, supplement or repeal the Bylaws pursuant to Section 22 of the Bylaws."

SECOND: That thereafter, at the 1985 Annual Meeting of the Shareholders of said corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Interface Systems, Inc. has caused this certificate to be signed by Carl L. Bixby, its President, and George W. Perrett, its Secretary, this 25th day of April, 1985.


                                  By: /S/ Carl L. Bixby
                                      ----------------------------
                                      Carl L. Bixby, President


                             ATTEST: /S/ George W. Perrett
                                     -----------------------------
                                     George W. Perrett


                           Certificate of Amendment
                                      of
                         Certificate of Incorporation

INTERFACE SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Interface Systems, Inc. a resolution was duly adopted setting forth an amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, That the Certificate of Incorporation of this corporation be amended by adding Article TWELFTH so that said Article shall be and read in its entirety as follows:

         "TWELFTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
         (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law of the State of Delaware. Any repeal or modification of this Article TWELFTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification."

         SECOND: That thereafter, at the 1987 Annual Meeting of the Stockholders of said corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said Interface Systems, Inc. has caused this certificate to be signed by David O. Schupp, its Vice President, and George W. Perrett, its Secretary, this 12th day of May, 1987.


                                  BY: /S/ David O. Schupp
                                      -------------------------------
                                      David O. Schupp, Vice President


                             ATTEST: /S/ George W. Perrett
                                     --------------------------------
                                     George W. Perrett, Secretary





                           Certificate of Amendment
                                      of
                         Certificate of Incorporation
                                      of
                            Interface Systems, Inc.


         Interface Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Interface Systems, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, THAT The Certificate of Incorporation shall be amended by changing the first paragraph of Article FOURTH thereof, so that, as amended, the first paragraph shall read as follows:

         "FOURTH: The total number of shares of stock, which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares of Common Stock, par value $.10 per share".

         SECOND. That thereafter, at the 1996 Annual Meeting of the Stockholders of said corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD.  That said amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the Sate of Delaware.

         FOURTH. That the capital of said corporation shall not be reduced by reason of said amendment.


         IN WITNESS WHEREOF, Interface Systems, Inc. has caused this certificate to be signed by Carl L. Bixby, its President, and George W.
Perrett, its Secretary, on the      day of May, 1996.


                                          INTERFACE SYSTEMS, INC.


                                          By: /S/ Carl L. Bixby
                                              --------------------------
                                              Carl L. Bixby
                                              President



                                      Attest: /S/ George W. Perrett
                                              --------------------------
                                              George W. Perrett
                                              Secretary